TRUE PRODUCT ID ENTERS INTO LETTER OF INTENT

TO ACQUIRE MAJORITY OWNERSHIP AND CONTROL OF ITS CHINESE JOINT VENTURE AFFILIATE

BEIJING & PHILADELPHIA, March 12, 2007--(BUSINESS WIRE)--True Product ID, Inc. (TPID US) (OTCBB:TPDI - News) announced that it has signed a letter of intent which will result in TPID US’s owning 60% of the Chinese joint venture, True Product ID Technology (Beijing) Limited.  Under the letter of intent, one of the Chinese partners in the Chinese Joint Venture will transfer a 20% ownership interest in the Chinese Joint Venture to TPID US, which will then have majority control and ownership of the Chinese Joint Venture.  The acquisition is part of TPID US’s continuing restructuring efforts to consolidate financial reporting and control of its global operations, which in turn should enhance shareholder value.  Upon closing of the acquisition, TPID US should be able to recognize 100% of the revenues generated by the Chinese Joint Venture.

The significance of signing this letter of intent extends well beyond revenue recognition.  Its Chinese partner’s agreement to authorize TPID’s majority ownership of the Chinese joint venture reflects a critical step in the growing respect, appreciation, and partnership between TPID US and its Chinese partners and their strategic allies within China.  TPID Beijing CEO Li Ning stated: “The signing strengthens the marriage between East and West.  With our expertise, contacts, and resources combined as one, together we can best maximize opportunities for our leading technology not just in China but throughout the world.” TPID US CEO Richard Bendis stated: “The respect, support, and partnership of our Chinese partners are paramount to us. For that, we are deeply honored and grateful.  Along the vision of ‘One World, One Dream,’ we believe that combined we can help establish a global standard in the fight against counterfeit goods.”

Closing for the Acquisition is expected to occur within the next 30 days.  As part of TPID US’s continuing restructuring efforts, TPID US President and CEO Richard Bendis will replace current interim Chairman, James MacKay, as Chairman of TPID US this week.  Mr. MacKay expects to issue a video to shareholders this week.

About True Product ID

True Product ID produces integrators for anti-counterfeiting and security surveillance applications and is a provider of integrated tracking devices. The Company delivers turnkey solutions for governments, armed forces, and industry, through its own proprietary technology and through aggregating the technology, products, and services of third parties via licensing agreements and or joint ventures. For more information about True Product ID, Inc., go to http://www.tpid.net.  For more information about True Product ID Technology (Beijing) Limited, go to http://www.trueproductid.com/.

2600 Centre Square West, 1500 Market Street

Philadelphia, PA 19102

Phone: (215) 496-8102   Fax:  (215) 320-1991

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or perform as intended, that we may be unable to obtain necessary financing to continue operations and development, and other risks. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements.

CONTACT:

True Product ID, Inc. (TPID)

Richard Bendis, President and CEO

rbendis@tpid.net

215.496.8102

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2600 Centre Square West, 1500 Market Street

Philadelphia, PA 19102

Phone: (215) 496-8102   Fax:  (215) 320-1991